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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



     Securities and Exchange Commission
     Washington, D. C.

     We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 15, 1997, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in Part II, Item 8 of the 1996 Form 10-K of Citizens Financial Corp.

                                         ARNETT & FOSTER, P.L.L.C.



     Charleston, West Virginia
     March  24, 1997


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